UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2016, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $20,000,000 of the Company’s common shares, through Cantor, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the common shares, if any, will be made under the Company’s previously filed Registration Statement on Form S-3 (File No. 333-210782), by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT to sell on the Company’s behalf all of the common shares requested to be sold by the Company. Cantor will offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cantor. The Company will designate the maximum amount of common shares to be sold through Cantor on a daily basis or otherwise determine such maximum amount together with Cantor. The Company may instruct Cantor not to sell common shares if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cantor may suspend the offering of common shares being made through Cantor under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Cantor as sales agent shall be no more than 3.0% of the gross sales price of the common shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act. The total expenses of the offering payable by the Company, excluding commissions payable to Cantor under the Sales Agreement, will be approximately $187,000.

The Company is not obligated to make any sales of common shares under the Sales Agreement. The offering of common shares pursuant to the Sales Agreement will terminate upon (a) the sale of all of the common shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Company or by Cantor. Cantor may terminate the Sales Agreement under the circumstances specified in the Sales Agreement. Each of the Company and Cantor may also terminate the Sales Agreement upon giving the other party ten (10) days’ notice.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common shares discussed herein, nor shall there be any offer, solicitation, or sale of the common shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01 Other Events.

The Company released an updated Preliminary Economic Assessment (the “PEA”) today, which has been prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), for its 100%-owned Roca Honda Project (“Roca Honda”).

Roca Honda is one of the largest and highest grade uranium projects in the U.S. It is located in northwest New Mexico, adjacent to the Mount Taylor Mine, which is a large, developed, high-grade uranium mine held by a wholly-owned subsidiary of San Diego-based General Atomics. The Company is currently in the process of permitting Roca Honda, so that it can be ready for development in improved market conditions. Due to Roca Honda’s proximity to the Company’s 100%-owned White Mesa Mill, the uranium to be mined at the project is expected to be trucked to the Company’s mill to be processed and concentrated into finished uranium product that will be sold into the global nuclear energy market. The White Mesa Mill is the only fully-licensed and operating conventional uranium mill in the U.S. today.

The new PEA primarily reflects an update to the Roca Honda’s ownership status based on: (i) the Company’s acquisition of 4,580-acres of adjacent properties in August of 2015, and (ii) the Company’s acquisition of the 40% ownership interest of the Company’s former joint venture partner in May of 2016, thereby increasing the Company’s ownership in the Project to 100%.

The PEA is entitled “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, USA” and is dated October 27, 2016. The qualified persons who authored the Technical Report are Stuart E. Collins, P.E., Robert L. Michaud, P.Eng., Mark B. Mathisen, C.P.G., each of Roscoe Postle Associates Inc., and Harold R. Roberts, P.E., Executive VP of the Company. The Technical Report will be filed on SEDAR and will be available under the Company’s profile at www.sedar.com.

In comparing the new PEA with the previous one dated February 27, 2015, the project economics have improved, including estimated operating costs dropping by 11% to $33.27 per pound of uranium. The PEA also demonstrates that Roca Honda is expected to have a 9-year production life with an average annual production rate of 2.6 million pounds of uranium per year. The first year of production is expected to total 1.4 million pounds of uranium, followed by an average rate of production of 2.8 million pounds of uranium per year thereafter. Life-of-mine capital costs (including upfront capital, sustaining capital, and closure & reclamation) are expected to total $13.88 per pound of uranium.

The mineral resource estimate for the project is unchanged from the previous February 27, 2015 report, including 1.51 million tons of Measured and Indicated Mineral Resources with an average grade of 0.48% eU3O8 containing 14.6 million pounds of uranium. Roca Honda is also estimated to contain 1.20 million tons of Inferred Mineral Resources with an average grade of 0.47% eU3O8 containing 11.2 million pounds of uranium.

As previously disclosed in the Company’s May 28, 2015 news release, there is an existing, partially-sunk mine shaft located on the project which was constructed by Kerr-McGee in 1982 to a depth of 1,478-feet. The Company expects to evaluate whether this shaft can be utilized. In addition, the PEA describes a significant historical uranium estimate for the project that is not included in the current NI 43-101-compliant resource estimates described above. Because the Company continues to pursue significant cost-saving initiatives in today’s low uranium price environment, the additional work to convert these historical estimates into current NI 43-101-compliant mineral resources has not been completed. These historical estimates are not equivalent to current mineral resources or mineral reserves as defined in NI 43-101. The historical estimates should not be relied upon, but are considered relevant as strong potential exists to add resources to the project, and if confirmed, such resources could be important in the early stages of the project life and cash flow.

Key assumptions and parameters used in the economic analysis contained in the PEA include the following: mining at an average rate of 1,090 tons per day, utilizing the Company’s White Mesa Mill for processing (which the PEA notes is a viable uranium mill and has all the necessary impoundment structures), a sales price of $65 per pound, a $45 million (16%) capital cost contingency, and no mining of historical resources. These key assumptions and parameters used in the economic analysis are considered reasonable for economic extraction of the resources for Roca Honda. Readers should note that the Mineral Resources disclosed above are not Mineral Reserves, and therefore do not have demonstrated economic viability. In addition, this PEA is preliminary in nature; it includes Inferred Mineral Resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as Mineral Reserves; and there is no certainty that the economic analysis will be realized.

Key assumptions and parameters used in determining the Mineral Resources contained in the PEA, include the following: a minimum grade cut-off of 0.19% U3O8, a minimum mining thickness of six feet, $241 per ton of operating cost, 95% recovery at the White Mesa Mill, and no environmental, permitting, legal, title, taxation, socioeconomic, marketing, political, or other relevant factors that could materially affect the Mineral Resource estimate. Data verification for the Mineral Resources estimate was completed by RPA (2010-2011, and 2016) and by Fitch (2004). The data verification performed by RPA in 2010-2011, included a site visit, review of historical plans and sections, review of geological reports, review of historical and more recent drill hole logs, review of survey records, review of core logging and sampling procedures, spot checks of property boundary markers and drill hole collar locations, independent checks of counts per second (cps) of selected drill core samples, comparisons of the drill hole data base to historical records, and a discussion with Fitch (author of the 2006, 2008, and 2010 Technical Reports). No significant discrepancies were encountered.

The Company is also pleased to announce that it has filed a prospectus supplement to its effective U.S. registration statement on Form S-3 in order to reestablish its ‘at-the-market’ program (“ATM”). Concurrently, the Company has entered into a sales agreement with Cantor Fitzgerald & Co. pursuant to which the Company may, at its discretion from time to time, sell up to $20 million of common shares, with sales only being made on the NYSE MKT at then-prevailing market prices. The ATM is substantially similar to the one the Company utilized to raise $3.39 million of cash from September 29, 2015 to March 15, 2016. The prospectus supplement and the accompanying base prospectus relating to this offering have been filed with the U.S. Securities and Exchange Commission (“SEC”) and is available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering, when available, may be obtained from Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, New York, New York, 10022, telephone: (212) 829-7122.

In the event the ATM is utilized, the Company intends to use the net proceeds to provide the Company with additional financial flexibility and enhanced options with respect to any or all of the following:  (i) to continue to finance the evaluation of the high-grade uranium and copper mineralization and the previously announced shaft-sinking at the Company’s Canyon mine project in Arizona; (ii) to fund wellfield construction at the Company’s Nichols Ranch ISR Project in Wyoming, as market conditions warrant; (iii) to continue permitting of the Company’s projects, including Roca Honda and Jane Dough; (iv) to repay principal on outstanding indebtedness; and/or (v) for general corporate needs and working capital requirements.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this Current Report on Form 8-K, including any information relating to: the Company being a leading producer of uranium in the U.S.; the expected filing of the PEA; Roca Honda being one of the largest and highest-grade uranium projects in the U.S.; the status of permitting at Roca Honda and the expectation that the Roca Honda Project can be ready for development if market conditions improve; any expectations about improvements in market conditions; the expected processing of resources mined at Roca Honda at the White Mesa Mill; the results of the resource estimate and economic analysis in the PEA including its conclusions and assumptions; the successful utilization of the ATM; the use of proceeds for the ATM; and any other statements regarding Energy Fuels’ future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this Current Report on Form 8-K that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; the expected filing of the PEA; Roca Honda being one of the largest and highest-grade uranium projects in the U.S.; the status of permitting at Roca Honda and the expectation that the Roca Honda Project can be ready for development if market conditions improve; any expectations about improvements in market conditions; the expected processing of resources mined at Roca Honda at the White Mesa Mill; the results of the resource estimate and economic analysis in the PEA including its conclusions and assumptions; the successful utilization of the ATM; the use of proceeds for the ATM; and other risk factors as described in Energy Fuels’ most recent annual report on Form 10-K and quarterly financial reports. Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Cautionary note to United States investors concerning estimates of measured, indicated and inferred resources. This Current Report on Form 8-K contains certain disclosure that has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Current Report on Form 8-K have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) classification system. Canadian standards, including NI 43-101, differ significantly from the requirements of U.S. securities laws, and reserve and resource information contained in this Current Report on Form 8-K may not be comparable to similar information disclosed by companies reporting only under U.S. standards. In particular, the term “resource” does not equate to the term “reserve” under SEC Industry Guide 7. United States investors are cautioned not to assume that all or any of Measured or Indicated Mineral Resources will ever be converted into mineral reserves. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally minable. Energy Fuels does not hold any Reserves as that term is defined by SEC Industry Guide 7. Please refer to the section entitled “Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources” in the Company’s Annual Report on Form 10-K dated March 15, 2016 for further details.

Item 9.01. Exhibits.

Exhibit	Description
1.1	Sales Agreement
5.1	Legal Opinion of Borden Ladner Gervais LLP with respect to the Offering
99.1	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1)
99.2	Consent of Harold R. Roberts
99.3	Consent of Mark Mathisen
99.4	Consent of Stuart Collins
99.5	Consent of Robert Michaud
99.6	Consent of Roscoe Postle Associates Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: December 23, 2016	By:	/s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate Secretary